Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2003 Outside Directors Stock Option Plan of our report on the consolidated financial statements and report as to schedules included in the Annual Report on Form 10-KSB of Hickok Incorporated for the year ended September 30, 2004.

/s/ Meaden & Moore, Ltd. MEADEN & MOORE, Ltd. Independent Registered Public Accounting Firm

June 9, 2005
Cleveland, Ohio